Exhibit 3.4

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RITTER PHARMACEUTICALS, INC.

Ritter Pharmaceuticals, Inc. (the “Corporation”), an organization organized and existing under the laws of the State of Delaware, hereby certifies that:

ONE: The original name of the Corporation is Ritter Pharmaceuticals, Inc., and the Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 16, 2008.

TWO: This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

THREE: The Corporation’s Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

CORPORATE NAME

The name of the Corporation is Ritter Pharmaceuticals, Inc.

ARTICLE II

REGISTERED ADDRESS AND AGENT

The address of the Corporation’s registered office in the State of Delaware is the Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is The Company Corporation.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

A.           The total number of shares of stock that the Corporation shall have authority to issue is Thirty Million (30,000,000), consisting of Twenty-Five Million (25,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”).

B.           Common Stock.

1.          Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to DGCL.

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2.          Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends, distributed ratably among the holders of the Common Stock in proportion to the number of shares of such Common Stock owned by each such holder, as may be declared from time to time by the Board of Directors.

3.          Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to distributions in the event of liquidation, dissolution or winding up of the Corporation, and after any and all distributions are made in accordance therewith, in such event, either voluntary or involuntary, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of such Common Stock owned by each such holder.

C.           Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS

A.           Number and Election. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as specified in the Bylaws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. In no event shall the number of directors be less than the minimum prescribed by law. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Directors need not be stockholders.

B.           Power and Authority. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

ARTICLE VI

AMENDMENTS TO BYLAWS

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE VIII

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE IX

INDEMNIFICATION

Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to

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be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this ARTICLE IX shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this ARTICLE IX shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL. The rights and authority conferred in this ARTICLE IX shall not be exclusive of any other right which any person may otherwise have or hereafter acquire. Neither the amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE IX in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE X

STOCKHOLDER MEETINGS

Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the Bylaws of the Corporation.

ARTICLE XI

AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ___ day of _______________, 2015.

RITTER PHARMACEUTICALS, INC.

By:
Name:
Title: